UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 18, 2018

RH

(Exact name of registrant as specified in its charter)

Delaware	001-35720	45-3052669
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15 Koch Road, Suite K, Corte Madera, California 94925

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (415) 924-1005

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the 2018 annual meeting of stockholders (the “Annual Meeting”) of RH held on July 18, 2018, RH’s stockholders voted on three proposals and cast their votes as described below. The proposals are set forth in RH’s definitive proxy statement for the Annual Meeting, filed with the Securities and Exchange Commission on June 4, 2018.

Proposal 1: RH’s stockholders elected three (3) nominees to the Board of Directors, as Class III directors, each to hold office for a three-year term and until the 2021 annual meeting or until his successor is duly elected and qualified.

NAME	FOR	WITHHELD	BROKER NON-VOTES
Gary Friedman	18,779,584	299,823	1,347,105
Carlos Alberini	18,662,341	417,066	1,347,105
Keith C. Belling	18,158,153	921,254	1,347,105

Proposal 2: RH’s stockholders cast their advisory, non-binding votes on executive compensation, as set forth below.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
11,389,182	7,685,481	4,744	1,347,105

Proposal 3: RH’s stockholders ratified the appointment of PricewaterhouseCoopers LLP as RH’s independent registered public accounting firm for the 2018 fiscal year, as set forth below.

FOR	AGAINST	ABSTAIN
20,317,412	107,355	1,745

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RH

Dated: July 20, 2018	By:	/s/ Karen Boone
Karen Boone
President, Chief Financial and Administrative Officer